Item 77C - DWS Equity Income Fund

Registrant incorporates by reference to Proxy Statement filed on February 27, 2006 (Accession No. 0001193125-06-039892).
A Special Meeting of Shareholders (the "Meeting") of DWS Equity Income Fund (the "Fund") was held on May 5, 2006, at the offices of Deutsche Asset Management, 345 Park Avenue, New York,
New York 10154. At the Meeting, the following matters were
voted upon by the shareholders (the resulting votes are presented below).
I.	Election of Trustees. ("Number of Votes" represents all funds that are series of DWS Value Equity Trust)



Number of Votes:

For
Withheld
Henry P. Becton, Jr.
14,560,920.393
285,708.399
Dawn-Marie Driscoll
14,571,023.151
275,605.641
Keith R. Fox
14,569,516.412
277,112.380
Kenneth C. Froewiss
14,572,174.450
274,454.342
Martin J. Gruber
14,561,664.818
284,963.974
Richard J. Herring
14,571,173.822
275,454.970
Graham E. Jones
14,570,670.078
275,958.714
Rebecca W. Rimel
14,566,108.603
280,520.189
Philip Saunders, Jr.
14,565,752.459
280,876.333
William N. Searcy, Jr.
14, 573,871.772
272,757.020
Jean Gleason
Stromberg
14,564,932.748
281,696.044
Carl W. Vogt
14,567,061.200
279,567.592
Axel Schwarzer
14,536,569.363
310,059.429



The Meeting was reconvened on June 1, 2006, at which time the following matters were voted upon by the shareholders (the
resulting votes are presented below):
II-A.	Approval of an Amended and Restated Investment
Management Agreement:
Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,565,317.664
106,149.296
252,297.159
1,652,422.000



II-B.		Approval of a Subadvisor Approval Policy:
Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,533,390.167
132,120.943
258,253.009
1,652,422.000



III.	Approval of a Revised Fundamental Investment
Restriction Regarding Commodities:
Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,541,672.075
138,469.356
243,622.688
1,652,422.000



The Meeting was reconvened on June 9, 2006, at which time the following matter was voted upon by the shareholders (the resulting votes are presented below):

IV-A.	Approval of an Amended and Restated Declaration of
Trust.  ("Number of Votes" represents all funds that are
series of DWS Value Equity Trust.):
Number of Votes:
For
Against
Abstain
Broker Non-Votes*
10,194,296.170
341,801.393
442,252.388
2,541,924.000



The following matter was not ratified by shareholders and no further adjournments will take place:

IV-B.	Approval of Further Amendments to the Amended and
Restated Declaration of Trust.
*	Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.